UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2017

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

On June 15, 2017, Celldex Therapeutics, Inc. (the “Company” or “Celldex”) promoted Sarah Cavanaugh, age 42, to the newly created position of Senior Vice President, Corporate Affairs and Administration.  Ms. Cavanaugh served as Vice President, Investor Relations and Corporate Communications of Celldex from August 2012 to June 2017. Prior to Celldex, she served from 2007 to 2012 as a Vice President at MacDougall Biomedical Communications, a strategic communications and investor relations firm for the life sciences industry, where she developed and implemented programs for more than 20 biopharmaceutical companies and served as the in-house oncology expert. Ms. Cavanaugh has served in a number of leadership positions in the health care and life sciences industry, including Director of Corporate Communications for Point Therapeutics, Inc., an oncology-focused biotech company, and Director of Corporate Communications for Fallon Community Health Plan, a leading Massachusetts managed care organization. She began her health care career at the American Cancer Society, holding various positions providing leadership in physician education, corporate communications, government relations and marketing prior to completing her tenure there as Division Communications and Marketing Director for the Mid-South Division, where she was responsible for managing the efforts of marketing and communications staff across six states. Throughout her career, Ms. Cavanaugh has played a leadership role in organizational development and employee relations/communication. Ms. Cavanaugh received her B.A. from the University of New Hampshire.

Concurrent with Ms. Cavanaugh’s promotion, Ms. Cavanaugh and the Company entered into an employment agreement dated as of June 15, 2017 (the “Employment Agreement”). The Employment Agreement provides, among other things, for:  (i) an initial term through December 31, 2017 (the “Initial Term”), subject to automatic renewal for successive one year terms unless either party provides ninety (90) days prior written notice of its intent not to renew; (ii) an annual base salary of $295,000; (iii) eligibility for an annual bonus having a target of 35% of her then base salary; and (iv) in the event that her employment is terminated without “cause” or she resigns “for good reason” (each as defined in the Employment Agreement), or her employment is terminated at the end of the Initial Term or a Renewal Term as the result of the Company providing notice of non-renewal: (x) a lump sum cash severance payment equal to 100% of the Executive’s then-base salary (not including bonus) and (y) in the event she timely elects to continue her health insurance employee benefits pursuant to COBRA, monthly payments equal to the applicable COBRA costs for a period of eighteen months (the “Supplemental Payments”) and (iv) in the event of termination without “cause” or resignation “for good reason” by the Executive within one year immediately following a Change in Control (as defined in the Employment Agreement): (w) accelerated vesting of any unvested Equity Awards (as defined in the Employment Agreement), (x) a lump sum cash payment equal to twenty-four (24) times Executive’s highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination, (y) 150% of the highest annual discretionary bonus received by the Executive during the two full fiscal years prior to the date of termination  and (z) the Supplemental Payments.

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Equity Plan Amendments

On June 15, 2017, at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), our stockholders approved the amendment our 2008 Stock Option and Incentive Plan to increase the shares reserved for issuance thereunder by 5,650,000 shares to 20,000,000 shares and the amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 200,000 shares to 400,000 shares.  Our board of directors had previously approved these amendments, subject to stockholder approval, and the amendments became effective upon such stockholder approval.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on June 15, 2017, our stockholders voted on the seven proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2017 (the “Proxy Statement”).  The final results for the votes regarding each proposal are set forth below.

1. Our stockholders elected the following individuals to serve on our board of directors until the annual meeting of stockholders to be held in 2018. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non-Votes
Larry Ellberger	51,771,082	1,826,191	38,734,095
Anthony S. Marucci	51,255,067	2,342,206	38,734,095
Keith L. Brownlie	51,800,498	1,796,775	38,734,095
Herbert J. Conrad	51,787,787	1,809,486	38,734,095
James J. Marino	51,804,389	1,792,884	38,734,095
Gerald McMahon	51,800,582	1,796,691	38,734,095
Harry H. Penner, Jr.	51,776,505	1,820,768	38,734,095
Karen L. Shoos	51,771,767	1,825,506	38,734,095

2. Our stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
89,692,215	1,806,213	832,940	—

3.  Our stockholders approved, in accordance with the applicable rules of the NASDAQ Stock Market, the issuance of shares of our common stock in connection with Milestone Payments that may become payable in the future to former securityholders of Kolltan Pharmaceuticals, Inc. under the terms of the Merger Agreement we entered into in November 2016.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
43,681,625	1,336,832	290,383	38,734,095

4.  Our stockholders approved the amendment of our 2008 Stock Option and Incentive Plan to increase the shares reserved for issuance thereunder by 5,650,000 shares to 20,000,000 shares. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
49,241,065	3,787,474	568,734	38,734,095

5.   Our stockholders approved an amendment to our 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 200,000 shares to 400,000 shares.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
50,753,667	2,185,410	658,196	38,734,095

6.    Our stockholders voted to approve, on an advisory, non-binding basis, the compensation for our named executive officers as disclosed in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
50,087,899	2,782,261	727,113	38,734,095

7.    Our stockholders voted to recommend, on an advisory, non-binding basis, the preferred frequency of shareholder votes on the compensation of our named executive officers. The tabulation of votes with respect to this proposal was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
48,585,069	273,047	3,959,240	779,917	38,734,095

With the election of the above-referenced board members on June 15, 2017, George O. Elston’s term of service on our board of directors ended.  The board of directors of Celldex wishes to express its gratitude to Mr. Elston for the dedication and guidance he has provided to Celldex and its board of directors over the years.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
10.1	Employment Agreement, dated June 15, 2017, by and between Sarah Cavanaugh and Celldex Therapeutics., Inc.
99.1	Press Release dated June 16, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: June 16, 2017